For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1305533

Ministry of Consumer and Business Services
Ontario

Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

MARCH 22 MARS, 2007

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

TWIN MINING CORPORATION

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

ATLANTA GOLD INC.

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1985-03-06
(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: **or** minimum and maximum number of directors is/are:
Nombre d'administrateurs : **ou** *nombres minimum et maximum d'administrateurs :*

Number / *Nombre*	or / *ou*	minimum and maximum / *minimum et maximum*	

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

See page 1a.

1. the articles of the Corporation be amended to consolidate the issued and outstanding common shares of the Corporation by changing each of the issued and outstanding common shares into one-fifteenth ($^1/15$) of one common share, provided however, that no fractional shares will be issued but in lieu thereof, the number of consolidated common shares to be received by a shareholder will be rounded up (in the case of one-half or more of a share) or down (in the case of less than one-half of a share) to the nearest whole number of consolidated common shares; and

2. the articles of the Corporation be amended to change the name of the Corporation to Atlanta Gold Inc.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2007-03-22
(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

TWIN MINING CORPORATION
(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par :

(Signature)
(Signature)
Paul Collins

Secretary
(Description of Office)
(Fonction)